Exhibit 99.1

Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2011

San Diego, Calif., February 7, 2012 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year of 2011.

Fourth quarter 2011 results:

•	Revenue of $250 million, a 4% decrease compared to the $261 million in the fourth quarter of 2010.

•	GAAP net income for the quarter of $11.7 million, or $0.09 per diluted share, compared to net income of $38.4 million, or $0.25 per diluted share, for the fourth quarter of 2010.

•

Non-GAAP net income for the quarter of $43.5 million, or $0.35 per diluted share, compared to $40.9 million, or $0.29 per diluted share, for the fourth quarter of 2010 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures).

•	Record cash flow from operations of $108 million and record free cash flow of $81 million for the quarter.

•	Excluding a very large sequencing equipment order in the fourth quarter of 2009, record orders during the quarter and a book-to-bill ratio of 1.2.

•	As a result of our strong book-to-bill ratio we exited the year with a backlog of $251 million.

Gross margin in the fourth quarter of 2011 was 68.2% compared to 63.6% in the prior year period. Excluding the effect of non-cash charges associated with stock compensation and the amortization of acquired intangibles, non-GAAP gross margin was 70.2% for the fourth quarter of 2011 compared to 65.1% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2011 were $45.5 million compared to $45.8 million in the fourth quarter of 2010. R&D expenses included $7.3 million and $7.0 million of non-cash stock compensation expense in the fourth quarters of 2011 and 2010, respectively. Excluding these charges and contingent compensation expense, R&D expenses as a percentage of revenue were 15.0% compared to 14.5% in the prior year period.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2011 were $60.9 million compared to $62.0 million for the fourth quarter of 2010. SG&A expenses included $12.7 million and $11.3 million of non-cash stock compensation expense in the fourth quarters of 2011 and 2010, respectively. SG&A expenses in the fourth quarter of 2011 also included $2.3 million in legal settlement gain and amortization of acquired intangibles. Excluding these items, SG&A expenses as a percentage of revenue were 20.1% compared to 19.4% in the prior year period.

The company generated $108.3 million in cash flow from operations during the fourth quarter of 2011 compared to $81.5 million in the prior year period. Depreciation and amortization expenses were $18.5 million and capital expenditures were $27.1 million during the fourth quarter of 2011. The company ended the fourth quarter of 2011 with $1.2 billion in cash, cash equivalents and short-term investments compared to $894.3 million as of January 2, 2011.

Fiscal 2011 results:

•	Revenue of $1.056 billion, a 17% increase over the $902.7 million reported in fiscal 2010.

•	GAAP net income of $86.6 million, or $0.62 per diluted share, compared to $124.9 million or $0.87 per share in fiscal 2010.

•

Non-GAAP net income of $176.0 million, or $1.30 per diluted share, compared to $142.2 million, or $1.06 per diluted share in fiscal 2010 (see table entitled “An Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures).

•	Record cash flow from operations of $358 million.

Gross margin for fiscal 2011 was 67.2% compared to 66.6% in fiscal 2010. Excluding the effect of non-cash charges associated with stock compensation and the amortization of acquired intangibles, non-GAAP gross margin was 69.0% in fiscal 2011 compared to 68.1% in fiscal 2010.

R&D expenses for fiscal 2011 were $196.9 million compared to $177.9 million in fiscal 2010. R&D expenses for fiscal 2011 included non-cash stock compensation expense of $32.1 million compared to $25.4 million in fiscal 2010. R&D expenses also included contingent compensation expense of $4.8 million in fiscal 2011 and $3.7 million in fiscal 2010. Excluding these charges, R&D expenses as a percentage of revenue were 15.2% compared to 16.5% in fiscal 2010.

SG&A expenses for fiscal 2011 were $261.8 million compared to $220.5 million in fiscal 2010. SG&A expenses included $52.3 million and $40.4 million of non-cash stock compensation expense in fiscal 2011 and 2010, respectively. SG&A expenses in fiscal 2011 also included $2.3 million in legal settlement gain, $1.3 million of contingent compensation expense and amortization of acquired intangibles. Excluding these items, SG&A expenses as a percentage of revenue were 19.9%, consistent with fiscal 2010.

The company generated $358.1 million in cash flow from operations in fiscal 2011 compared to $272.6 million in fiscal 2010. Depreciation and amortization expenses for fiscal 2011 were $68.3 million and capital expenditures were $77.8 million.

Highlights since our last earnings release

•

Announced the HiSeq 2500, a new multi-mode next-generation sequencer which enables researchers and clinicians to sequence an entire human genome in approximately a day (120Gb/run). Alternatively, the instrument can be operated in the standard 600Gb-run mode. Existing HiSeq 2000 instruments are upgradable through a simple, field-based upgrade priced at $50,000. The system and upgrades will be available in the second half of 2012.

•

Announced significant enhancements to the MiSeq platform that enable read-lengths of up to 2 x 250 base pairs per run, faster cycle times, and threefold higher throughput (up to 7Gb per run) compared to the original MiSeq launched just over four months ago.

•

Announced a ground-breaking partnership with Siemens Healthcare Diagnostics to use the MiSeq platform for Siemens’ molecular HIV tests and to establish new standards based on the use of next-generation sequencing for the identification of infectious diseases and potential treatment paths.

•	Appointed Marc Stapley, formerly Pfizer’s Senior Vice President of Finance, as Chief Financial Officer.

•	Further strengthened Illumina’s management team by appointing Dr. Daniel Grosu to the newly created position of Chief Medical Officer and Laura Lauman to the position of Vice President of Marketing.

•

Promoted Matt Posard to the newly created position of Senior Vice President and General Manager of our Translational and Consumer Genomics Business Unit; promoted Omead Ostadan, formerly our Vice President of Marketing, to the position of Senior Vice President Product Development.

•	Expanded the Illumina Genome Network by adding the British Columbia Cancer Agency to the growing list of prestigious participants.

Financial outlook and guidance

The non-GAAP financial guidance discussed below excludes various one-time or specified non-cash charges. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

We currently expect revenue for 2012 between $1.10 billion and $1.175 billion, representing year-over-year growth between 4% and 11%. We expect our non-GAAP gross margin percentage to approximate 70% for the year. We expect non-GAAP earnings per fully diluted share between $1.40 and $1.50. We expect the full-year pro forma tax rate to be approximately 33% and stock compensation expense to be approximately $105 million. The Company expects full-year weighted average diluted shares outstanding for the measurement of pro forma amounts to be approximately 135 million shares.

For the first quarter of 2012, we expect revenues between $250 and $260 million and a non-GAAP gross margin percentage of approximately 69%. We expect non-GAAP earnings per fully diluted share of $0.29 to $0.32, assuming approximately 133 million shares. We expect stock compensation expense during the first quarter of approximately $25 million.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, February 7, 2012. Interested parties may listen to the call by dialing 888-455-2265 (passcode: 8701498), or if outside North America by dialing +1-719-457-2637 (passcode: 8701498). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 5:00 pm Pacific Time (8:00 pm Eastern Time) on February 7, 2012 through February 14, 2012 by dialing 888-203-1112 (passcode: 8701498), or if outside North America by dialing +1-719-457-0820 (passcode: 8701498).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include substantial charges related to stock compensation expense, headquarter relocation expense, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, restructuring charges, amortization expense related to acquired intangible assets, loss on the extinguishment of convertible debt, contingent compensation expense, legal settlement gain, and acquisition related gain or expense. Per share amounts also include the double dilution associated with the accounting treatment of the company’s 0.625% convertible senior notes outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward looking statements

This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, array, PCR, and consumables technologies and to deploy new products and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables;

(iii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (iv) challenges inherent in developing, manufacturing, and launching new products and services; (v) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd; (vi) our ability to maintain our revenue and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, including as a result of slowing economic growth in the United States or worldwide, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when they become available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also will be able to obtain free copies of these documents, and other documents filed with the SEC by Illumina, from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

In addition, Illumina will file a proxy statement and a WHITE proxy card with the SEC. The definitive proxy statement will be mailed to security holders of Illumina. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when they become available) and other documents filed with the SEC by Illumina through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also will be able to obtain free copies of the proxy statement, and other documents filed with the SEC by Illumina, from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

Certain Information Regarding Participants in the Solicitation

Illumina and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting of Stockholders under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of Illumina’s directors and executive officers in (i) Illumina’s Annual Report on Form 10-K for the year ended January 2, 2011, which was filed with the SEC on February 28, 2011, and (ii) Illumina’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2011. To the extent that Illumina’s directors’ and executive officers’ holdings of Illumina’s securities have changed from the amounts printed in the proxy statement for the 2011 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

# # #

Investors:

Kevin Williams, MD

Investor Relations

858-332-4989

kwilliams@illumina.com

or

Media:

Laura Trotter

Public Relations

858-882-6822

PR@illumina.com

Illumina, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	January 1, 2012	January 2, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$302,978	$248,947
Short-term investments	886,590	645,342
Accounts receivable, net	173,886	165,598
Inventory, net	128,781	142,211
Deferred tax assets, current portion	23,188	19,378
Prepaid expenses and other current assets	29,196	36,922

Total current assets	1,544,619	1,258,398
Property and equipment, net	143,483	129,874
Goodwill	321,853	278,206
Intangible assets, net	106,475	91,462
Deferred tax assets, long-term portion	19,675	39,497
Other assets	59,735	41,676

Total assets	$2,195,840	$1,839,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,806	$66,744
Accrued liabilities	187,774	156,164
Long-term debt, current portion	—	311,609

Total current liabilities	237,580	534,517
Long-term debt	807,369	—
Other long-term liabilities	69,954	28,531
Conversion option subject to cash settlement	5,722	78,390
Stockholders’ equity	1,075,215	1,197,675

Total liabilities and stockholders’ equity	$2,195,840	$1,839,113

Illumina, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(unaudited)

	0000000	0000000	0000000	0000000
	Three Months Ended		Year Ended
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
Revenue:
Product revenue	$230,396	$245,626	$987,280	$842,510
Service and other revenue	19,675	15,672	68,255	60,231

Total revenue	250,071	261,298	1,055,535	902,741

Cost of Revenue:
Cost of product revenue (a)	69,509	87,183	308,228	271,997
Cost of service and other revenue (a)	6,940	5,694	26,118	21,399
Amortization of acquired intangible assets	3,036	2,295	12,091	7,805

Total cost of revenue	79,485	95,172	346,437	301,201

Gross profit	170,586	166,126	709,098	601,540

Operating Expenses:
Research and development (a)	45,513	45,800	196,913	177,947
Selling, general and administrative (a)	60,918	62,034	261,843	220,454
Headquarter relocation expense	30,243	—	41,826	—
Restructuring charges	8,136	—	8,136	—
Acquisition related (gain) expense, net	(1,523)	(10,376)	919	(8,515)

Total operating expenses	143,287	97,458	509,637	389,886

Income from operations	27,299	68,668	199,461	211,654
Other expense, net	(7,077)	(17,886)	(66,416)	(26,275)

Income before income taxes	20,222	50,782	133,045	185,379
Provision for income taxes	8,502	12,342	46,417	60,488

Net income	$11,720	$38,440	$86,628	$124,891

Net income per basic share	$0.10	$0.31	$0.70	$1.01

Net income per diluted share	$0.09	$0.25	$0.62	$0.87

Shares used in calculating basic net income per share	121,541	125,876	123,399	123,581

Shares used in calculating diluted net income per share	124,888	151,171	138,937	143,433

(a)	Includes total stock-based compensation expense for stock based awards:

	,0000000	,0000000	,0000000	,0000000
	Three Months Ended		Year Ended
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
Cost of product revenue	$1,684	$1,508	$6,951	$5,378
Cost of service and other revenue	159	76	695	470
Research and development	7,295	6,977	32,105	25,428
Selling, general and administrative	12,678	11,279	52,341	40,369

Stock-based compensation expense before taxes	$21,816	$19,840	$92,092	$71,645

Illumina, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended		Year Ended
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
Net cash provided by operating activities	$108,300	$81,481	$358,140	$272,573
Net cash used in investing activities	(42,960)	(70,056)	(400,999)	(285,053)
Net cash provided by financing activities	7,848	26,543	97,016	116,474
Effect of exchange rate changes on cash and cash equivalents	(56)	212	(126)	320

Net increase in cash and cash equivalents	73,132	38,180	54,031	104,314
Cash and cash equivalents, beginning of period	229,846	210,767	248,947	144,633

Cash and cash equivalents, end of period	$302,978	$248,947	$302,978	$248,947

Calculation of free cash flow (a):
Net cash provided by operating activities	$108,300	$81,481	$358,140	$272,573
Purchases of property and equipment	(27,114)	(12,384)	(77,800)	(49,818)

Free cash flow	$81,186	$69,097	$280,340	$222,755

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.

Results of Operations — Non-GAAP

(In thousands, except per share amounts)

(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Year Ended
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
GAAP net income per share— diluted	$0.09	$0.25	$0.62	$0.87
Pro forma impact of weighted average shares (a)	—	0.01	0.03	0.06
Adjustments to net income:
Headquarter relocation expense (b)	0.24	—	0.31	—
Non-cash interest expense (c)	0.07	0.04	0.24	0.16
Restructuring charges	0.07	—	0.06	—
Amortization of acquired intangible assets	0.02	0.02	0.09	0.06
Legal settlement gain	(0.02)	—	(0.02)	—
Acquisition related (gain) expense, net (d)	(0.01)	(0.07)	0.01	(0.09)
Contingent compensation expense (e)	0.01	0.01	0.04	0.03
Loss on extinguishment of debt	—	—	0.28	—
Impairment loss related to a cost-method investment	—	0.09	—	0.10
Incremental non-GAAP tax expense (f)	(0.12)	(0.06)	(0.36)	(0.13)

Non-GAAP net income per share—diluted (g)	$0.35	$0.29	$1.30	$1.06

Shares used in calculating non-GAAP diluted net income per share	124,409	140,080	135,154	134,375

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$11,720	$38,440	$86,628	$124,891
Headquarter relocation expense (b)	30,243	—	41,826	—
Non-cash interest expense (c)	8,542	5,363	32,495	20,832
Restructuring charges	8,136	—	8,136	—
Amortization of acquired intangible assets	3,188	2,295	12,689	7,805
Legal settlement gain	(2,300)	—	(2,300)	—
Acquisition related (gain) expense, net (d)	(1,523)	(10,376)	919	(11,429)
Contingent compensation expense (e)	732	919	6,057	3,675
Loss on extinguishment of debt	—	—	37,611	—
Impairment loss related to a cost-method investment	—	13,223	—	13,223
Incremental non-GAAP tax expense (f)	(15,215)	(9,014)	(48,053)	(16,813)

Non-GAAP net income (g)	$43,523	$40,850	$176,008	$142,184

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:

Weighted average shares used in calculation of GAAP diluted net income per share	124,888	151,171	138,937	143,433
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	(479)	(11,091)	(3,783)	(9,058)

Weighted average shares used in calculation of Non-GAAP diluted net income per share	124,409	140,080	135,154	134,375

(a)	Pro forma impact of weighted average shares represents the impact of double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.
(b)	The Company relocated its headquarters to a new facility in San Diego, California during the second half of 2011. Headquarter relocation expense in Q4 2011 and fiscal year 2011 are primarily non-cash in nature and includes a cease-use loss upon vacating certain buildings of our prior headquarters, accelerated depreciation expense, and double rent expense during the transition to our new headquarter facility.
(c)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(d)	Acquisition related (gain) expense, net includes the following current year and prior year adjustments:

2011 adjustments:

-	IPR&D charge of $5.4 million related to milestone payments for a prior acquisition
-	Gain of $4.5 million for changes in fair value of contingent consideration, $1.5 million of which was recorded in Q4 2011

2010 adjustments:

-	IPR&D charge of $1.3 million related to milestone payments for a prior acquisition
-	Acquisition expenses of $0.5 million
-	Gain on acquisition of $2.9 million recorded for the difference between the carrying value of a cost-method investment prior to acquisition and the fair value of that investment at the time of acquisition
-	Gain of $10.4 million recorded in Q4 2010 for changes in fair value of contingent consideration
(e)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.
(f)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.
(g)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.

Results of Operations — Non-GAAP (continued)

(Dollars in thousands)

(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Year Ended
	January 1, 2012		January 2, 2011		January 1, 2012		January 2, 2011
GAAP gross profit	$170,586	68.2%	$166,126	63.6%	$709,098	67.2%	$601,540	66.6%
Stock-based compensation expense	1,843	0.7%	1,584	0.6%	7,646	0.7%	5,848	0.6%
Amortization of acquired intangible assets	3,036	1.2%	2,295	0.9%	12,091	1.1%	7,805	0.9%

Non-GAAP gross profit	$175,465	70.2%	$170,005	65.1%	$728,835	69.0%	$615,193	68.1%

Research and development expense	$45,513	18.2%	$45,800	17.5%	$196,913	18.7%	$177,947	19.7%
Stock-based compensation expense	(7,295)	(2.9%)	(6,977)	(2.7%)	(32,105)	(3.0%)	(25,428)	(2.8%)
Contingent compensation expense (a)	(732)	(0.3%)	(919)	(0.4%)	(4,799)	(0.5%)	(3,675)	(0.4%)

Non-GAAP research and development expense	$37,486	15.0%	$37,904	14.5%	$160,009	15.2%	$148,844	16.5%

Selling, general and administrative expense	$60,918	24.4%	$62,034	23.7%	$261,843	24.8%	$220,454	24.4%
Stock-based compensation expense	(12,678)	(5.1%)	(11,279)	(4.3%)	(52,341)	(5.0%)	(40,369)	(4.5%)
Legal settlement gain	2,300	0.9%	—	—	2,300	0.2%	—	—
Contingent compensation expense (a)	—	—	—	—	(1,258)	(0.1%)	—	—
Amortization of acquired intangible assets	(152)	(0.1%)	—	—	(598)	(0.1%)	—	—

Non-GAAP selling, general and administrative expense	$50,388	20.1%	$50,755	19.4%	$209,946	19.9%	$180,085	19.9%

GAAP operating profit	$27,299	10.9%	$68,668	26.3%	$199,461	18.9%	$211,654	23.4%
Stock-based compensation expense	21,816	8.7%	19,840	7.6%	92,092	8.7%	71,645	7.9%
Headquarter relocation expense (b)	30,243	12.1%	—	—	41,826	4.0%	—	—
Amortization of acquired intangible assets	3,188	1.3%	2,295	0.9%	12,689	1.2%	7,805	0.9%
Restructuring charges	8,136	3.3%	—	—	8,136	0.8%	—	—
Contingent compensation expense (a)	732	0.3%	919	0.4%	6,057	0.6%	3,675	0.4%
Legal settlement gain	(2,300)	(0.9%)	—	—	(2,300)	(0.2%)	—	—
Acquisition related (gain) expense, net (c)	(1,523)	(0.6%)	(10,376)	-4.0%	919	0.1%	(8,515)	-0.9%

Non-GAAP operating profit (d)	$87,591	35.0%	$81,346	31.1%	$358,880	34.0%	$286,264	31.7%

GAAP other expense, net	$(7,077)	(2.8%)	$(17,886)	(6.8%)	$(66,416)	(6.3%)	$(26,275)	(2.9%)
Loss on extinguishment of debt	—	—	—	—	37,611	3.6%	—	—
Acquisition related gain (c)	—	—	—	—	—	—	(2,914)	(0.3%)
Impairment loss related to a cost-method investment	—	—	13,223	5.1%	—	—	13,223	1.5%
Non-cash interest expense (e)	8,542	3.4%	5,363	2.1%	32,495	3.1%	20,832	2.3%

Non-GAAP other income, net (d)	$1,465	0.6%	$700	0.3%	$3,690	0.3%	$4,866	0.5%

(a)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.
(b)	Headquarter relocation expense in Q4 2011 and fiscal year 2011 are primarily non-cash in nature and includes a cease-use loss upon vacating certain buildings of our prior headquarters, accelerated depreciation expense, and double rent expense during the transition to our new headquarter facility.
(c)	Acquisition related (gain) expense, net includes the following current year and prior year adjustments:

2011 adjustments:

-	IPR&D charge of $5.4 million related to milestone payments for a prior acquisition
-	Gain of $4.5 million for changes in fair value of contingent consideration, $1.5 million of which was recorded in Q4 2011

2010 adjustments:

-	IPR&D charge of $1.3 million related to milestone payments for a prior acquisition
-	Acquisition expenses of $0.5 million
-	Gain on acquisition of $2.9 million recorded for the difference between the carrying value of a cost-method investment prior to acquisition and the fair value of that investment at the time of acquisition
-	Gain of $10.4 million recorded in Q4 2010 for changes in fair value of contingent consideration
(d)	Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.
(e)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.

Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of February 7, 2012. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company’s Form 10-K for the fiscal year ended January 1, 2012 to be filed with the SEC, and the company’s Form 10-Q for the fiscal quarters ended April 3, 2011, July 3, 2011, and October 2, 2011. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Fiscal Year 2012	Q1 2012
Gross Margin
Non-GAAP growth margin	70%	69%
Stock-based compensation expense	(1%)	(1%)
Amortization of acquired intangible assets	(1%)	(1%)

GAAP growth margin	68%	67%

Diluted net income per share
Non-GAAP diluted net income per share	$1.40 - $1.50	$0.29 - $0.32

Non-cash interest expense (a)	(0.16)	(0.04)
Headquarter relocation expense (b)	(0.11)	—
Amortization of intangible assets	(0.06)	(0.02)
Contingent compensation expense (c)	(0.03)	(0.01)
Restructuring charges	(0.03)	(0.02)
Pro forma impact of weighted average shares (d)	(0.01)	—

GAAP diluted net income per share	$1.00 - $1.10	$0.20 - $0.23

(a)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b)	We expect to incur additional headquarter relocation expenses during the first half of 2012, the majority of which are non-cash in nature. These expenses include items such as additional cease-use loss upon vacating our former headquarter facilities, accelerated depreciation of certain property and equipment, and double rent expense during the transition to the new facility.
(c)	Contingent compensation expense represents contingent consideration for post-combination services associated with acquisitions.
(d)	Pro forma impact of weighted average shares represents the estimated impact of double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.